PIONEER RAILCORP


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 1997


ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton, Timothy F. Shea

         FOR all nominees listed above
-------
         FOR all nominees listed above, except
-------
         WITHHOLD authority to vote for all nominees listed above
-------

PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

         FOR the appointment of McGladrey & Pullen, LLP as the Company's 1997 ------- independentpublic accountants

         AGAINST the appointment of McGladrey & Pullen, LLP as the Company's ------- 1997 independent public accountants


THE  UNDERSIGNED  APPOINTS  GUY L.  BRENKMAN AS PROXY,  TO VOTE THEIR
SHARES AS
DIRECTED ABOVE AT THE 1997 ANNUAL MEETING OF  STOCKHOLDERS  AND ANY
ADJOURNMENT
THEREOF. IF NOT OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE
ELECTION
OF THE PERSONS  NOMINATED FOR DIRECTORS AND FOR BOTH PROPOSALS
SUBMITTED BY THE
COMPANY AS OUTLINED IN THE PROXY STATEMENT.


Dated:                                   , 1997
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Signature


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Signature if Held Jointly